UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Agenus Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (the “Amendment”) is being filed by Agenus Inc. (the “Company”) to amend the Company’s definitive proxy statement for the 2025 annual meeting of stockholders (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on April 30, 2025. The Amendment corrects a scrivener’s error in the Proxy Statement, which includes the incorrect number of shares of the Company’s common stock outstanding as of the record date. The Proxy Statement, as filed, incorrectly stated the number of shares of the Company’s common stock outstanding as of the record date was 21,171,658. The correct number of shares of the Company’s common stock outstanding as of the record date is 27,171,658.

No other changes have been made to the Proxy Statement or to the matters to be considered by the stockholders. All other items of the Proxy Statement are incorporated herein by reference without change. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Proxy Statement. This Amendment should be read in conjunction with the Proxy Statement.

AMENDMENT TO PROXY STATEMENT

All references to the number of shares of the Company’s common stock outstanding as of the Record Date contained in the Proxy Statement are hereby amended and restated to reflect 27,171,658 shares of the Company’s common stock were outstanding as of the Record Date.